EXECUTION VERSION

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
dated as of April 20, 2018,
among
FREEPORT-MCMORAN INC.,
PT FREEPORT INDONESIA,
FREEPORT-MCMORAN OIL & GAS LLC,
The Lenders Party Hereto,
The Issuing Banks Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.,
as Syndication Agent,
and
BNP PARIBAS,
CITIBANK, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION,
MIZUHO BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA
MUFG BANK, LTD.
and
BANK OF MONTREAL, CHICAGO BRANCH,
as Co-Documentation Agents,
_____________________________________________________________
JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BNP PARIBAS SECURITIES CORP.,
CITIBANK N.A.,
HSBC SECURITIES (USA) INC.,
MIZUHO BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA
MUFG BANK, LTD.
and
BANK OF MONTREAL, CHICAGO BRANCH,
as Joint Lead Arrangers and Joint Bookrunners,
_____________________________________________________________
ABN AMRO CAPITAL USA LLC,
BBVA COMPASS,
CANADIAN IMPERIAL BANK OF COMMERCE,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
NATIXIS, NEW YORK BRANCH,
ROYAL BANK OF CANADA,
SOCIETE GENERALE
and
U.S. BANK NATIONAL ASSOCIATION
as Senior Managing Agents

FIRST AMENDMENT dated as of May 2, 2019 (this “Amendment”) to the Revolving Credit Agreement dated as of April 20, 2018 (the “Credit Agreement”) among FREEPORT-MCMORAN INC. (“FCX”), PT FREEPORT INDONESIA (“PTFI”) and FREEPORT-MCMORAN OIL & GAS LLC (together with FCX and PTFI, the “Borrowers”), the Lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.
WHEREAS, the Borrowers have requested that the Credit Agreement be amended (a) to effect an extension of the Maturity Date (the “Extension”) from April 20, 2023 (the “Existing Maturity Date”) to April 20, 2024 (the “Extended Maturity Date”) with respect to the Revolving Commitments and related Revolving Loans of Lenders consenting to such extension (“Consenting Lenders”) and (b) to effect certain modifications to the provisions of the Credit Agreement, in each case as set forth herein.
WHEREAS, each Lender party hereto has agreed to become a Consenting Lender with respect to the Extension of its existing Revolving Commitments and Revolving Loans.
WHEREAS, the Consenting Lenders, constituting the Required Lenders under the Credit Agreement and the Administrative Agent are willing to so amend the Credit Agreement on the terms and subject to the conditions hereof.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Extension of Maturity Date. (a) Each Lender (including each Replacement Lender) that is party to this Amendment (each, an “Extending Lender”), agrees that the maturity date of its applicable Revolving Commitments (including all the Assigned Commitments (as defined below) of any Replacement Lender) and of any applicable Revolving Loans held by it (including, in the case of each Replacement Lender, any Revolving Loans acquired pursuant to assignment as contemplated by Section 1(c) hereof) shall be extended to the Extended Maturity Date.
(b) The Existing Maturity Date shall remain applicable to the Revolving Commitments and the Revolving Loans made pursuant thereto of any existing Lender that is not an Extending Lender (each, a “Declining Lender”) and that is not replaced by a Replacement Lender as contemplated by Section 1(c) hereof.

(c) In accordance with the provisions of Section 2.18(b) of the Credit Agreement, FCX may, at its option, require any Declining Lender to assign all, or less than all, of its Revolving Commitment (each, an “Assigned Commitment”) and Revolving Loans, if any, to one or more assignees, including any existing Lender, that agrees to accept such assignment, and that will become party hereto and agree to the Extension in respect of such Revolving Commitment and Revolving Loans, if any, assigned to it (each, a “Replacement Lender”). Any such assignments to Replacement Lenders shall become effective on or before the Amendment Effective Date and may be evidenced by this Amendment and Schedule 2.01 hereto. Notwithstanding anything to the contrary in the Credit Agreement, at any time after the Amendment Effective Date, FCX may, at its option, require any Declining Lender to assign all, or less than all, of its Revolving Commitment and Revolving Loans, if any, to one or more assignees, including any existing Lender, that agrees to accept such assignment, and that will become party to the Credit Agreement and the other Loan Documents and agree to convert such assigned 2023 Revolving Commitment into 2024 Revolving Commitments in the manner set forth in Section 2.08(d) of the Credit Agreement as amended hereby.
SECTION 2.     Amendment of the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:
“2023 Revolving Commitment” means a Revolving Commitment that became effective on the Closing Date having a Maturity Date of April 20, 2023 that was not extended pursuant to the First Amendment.
“2023 Revolving Lender” means, at any time, a Revolving Lender that has a 2023 Revolving Commitment at such time.
“2024 Revolving Commitment” means a Revolving Commitment that, pursuant to the First Amendment, has a Maturity Date of April 20, 2024.
“2024 Revolving Lender” means, at any time, a Revolving Lender that has a 2024 Revolving Commitment at such time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“First Amendment” means the First Amendment, dated as of May 2, 2019, to this Agreement.
“Unrestricted CV Cash” means, as of any date, the aggregate amount of all cash and cash equivalents of Sociedad Minera Cerro Verde S.A.A. as of such date that is not “restricted” for purposes of GAAP and that is not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under the Loan Documents.
(b) Section 1.01 of the Credit Agreement is further amended by revising the following defined terms to read in their entirety as set forth below:
“Loan Documents” means this Agreement, the Incremental Facility Agreements, any Guarantee Agreements and the First Amendment.
“Maturity Date” means (i) with respect to the 2023 Revolving Commitments, April 20, 2023, and (ii) with respect to the 2024 Revolving Commitments, April 20, 2024. As used in the definition of “Disqualified Stock” in Section 1.01, Section 2.02(d), Section 2.06, Section 2.10 and clause (o) of Article VII hereof, unless the context otherwise requires, the term “Maturity Date” refers to the Maturity Date for the 2024 Revolving Commitments.
“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date for the 2024 Revolving Commitments and the date of termination of all the Revolving Commitments.
“Total Debt” means, as of any date, the sum as of such date of (a) the aggregate principal amount of Funded Debt of FCX and the Subsidiaries outstanding as of such date, in the amount that would be reflected as a liability on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, provided, however, that for the avoidance of doubt, Funded Debt shall exclude fair value adjustments under the acquisition method to book balances of Indebtedness, plus (b), without duplication of amounts included in clause (a), the aggregate amount of Attributable Debt of FCX and the Subsidiaries outstanding as of such date, minus (c) the lesser as of such date of (i) $2,500,000,000 and (ii) the sum of (x) the aggregate amount of Available Domestic Cash and (y) the least of (1) $500,000,000, (2) Unrestricted CV Cash and (3) the aggregate amount of Indebtedness outstanding of Sociedad Minera Cerro Verde S.A.A.
(c) Article I of the Credit Agreement is amended by adding a new Section 1.05 to read as follows:
“SECTION 1.05. Divisions For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(d) Schedule 2.01 to the Credit Agreement is replaced by Schedule 2.01 hereto, separately reflecting the 2023 Revolving Lenders and the amounts of their individual 2023 Revolving Commitments and the 2024 Revolving Lenders and the amounts of their individual 2024 Revolving Commitments.
(e) Section 2.08 of the Credit Agreement is amended by revising paragraph (a) to read in its entirety as set forth below:
“(a) Unless previously terminated, the 2023 Revolving Commitments shall terminate on the Maturity Date for the 2023 Revolving Commitments, and the 2024 Revolving Commitments shall terminate on the Maturity Date for the 2024 Revolving Commitments.”
(f) Section 2.08 of the Credit Agreement is amended (i) by replacing the first reference to “the Revolving Commitments” in paragraph (b) with “the 2023 Revolving Commitments or the 2024 Revolving Commitments”; and (ii) by modifying the last sentence of paragraph (c) thereof to read in its entirety as follows: “Each reduction of the 2023 Revolving Commitments or the 2024 Revolving Commitments shall be made ratably among the Lenders in accordance with the amounts of their individual 2023 Revolving Commitments or 2024 Revolving Commitments, respectively.”
(g) Section 2.08 of the Credit Agreement is amended (i) by replacing the title of the Section with “Termination, Reduction and Conversion of Commitments” and (ii) by adding a new paragraph (d) to read as set forth below:
“(d) Any 2023 Revolving Lender may, at its option and upon no less than five Business Days’ notice to FCX and the Administrative Agent, convert all, or less than all, of its 2023 Revolving Commitment and related 2023 Revolving Loans, if any, to 2024 Revolving Commitment and 2024 Revolving Loans, as applicable. The Administrative Agent shall be authorized to take any actions deemed necessary by it in its discretion to effect such conversion, including by updating the Register or any appropriate schedules of Commitments.”
(h) Section 2.09 of the Credit Agreement is amended by adding the word “applicable” immediately prior to the reference to “Maturity Date” in paragraph (a) thereof.
(i) Section 2.10 of the Credit Agreement is amended by revising paragraph (b) to read in its entirety as set forth below and by adding a new paragraph (f) thereto to read as set forth below:
“(b)  In the event and on each occasion on or prior to the Maturity Date for the 2024 Revolving Commitments that the sum of the Revolving Exposures exceeds the total Revolving Commitments, including as a result of the occurrence of the Maturity Date for the 2023 Revolving Commitments, the Borrowers shall prepay Revolving Borrowings in an aggregate amount equal to such excess on the date such excess occurs; provided that if no Revolving Borrowings are outstanding and the LC Exposure exceeds the total Revolving Commitments, the Borrowers shall provide cash collateral in an aggregate amount equal to such excess in accordance with Section 2.06(j).”
“(f) Unless earlier terminated, on the Maturity Date for the 2023 Revolving Commitments, the 2023 Revolving Commitments will terminate, and the 2023 Revolving Lenders will have no further obligation to make Revolving Loans to the Borrowers, or to acquire participations in Letters of Credit made or issued after such Maturity Date; provided that the foregoing will not release any 2023 Revolving Lender from any such obligation to make Revolving Loans to the Borrowers, or acquire or fund participations in Letters of Credit, in each case that was required to be performed on or prior to the Maturity Date for the 2023 Revolving Commitments. On the Maturity Date for the 2023 Revolving Commitments, each 2024 Revolving Lender will acquire and fund, in accordance with Section 2.06, participations in Letters of Credit outstanding on the Maturity Date for the 2023 Revolving Commitments, and will acquire and fund, in accordance with Section 2.06, participations in Letters of Credit issued after such Maturity Date, in each case in an amount equal to such Lender’s Applicable Percentage of such Letter of Credit, as the case may be, regardless of whether any Default or Event of Default existed on such Maturity Date; provided that the Revolving Exposure of each 2024 Revolving Lender does not exceed such Lender’s Revolving Commitment.”
(j) Section 9.14 of the Credit Agreement is amended by replacing Section 9.14 in its entirety as set forth below:
“Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the Patriot Act and the requirements of the Beneficial Ownership Regulation, it may be required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Borrower agrees to provide the Lenders, upon reasonable request, with all documentation and other information required from time to time to be obtained by the Lenders pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.”
Except as set forth above, all schedules and exhibits to the Credit Agreement, in the forms thereof immediately prior to the Amendment Effective Date, will continue to be schedules and exhibits to the Credit Agreement as amended hereby.

SECTION 3.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders (including the Replacement Lenders) that:
(a) (x) the execution, delivery and performance by such Borrower of this Amendment and the performance by such Borrower of the Credit Agreement, as amended by this Amendment, are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (y) this Amendment has been duly executed and delivered by such Borrower and, upon the Amendment Effective Date, the Credit Agreement, as amended hereby, will constitute a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date;
(c) no Default has occurred and is continuing on the Amendment Effective Date before or after giving effect to any Loans made on such date; and
(d) as of the Amendment Effective Date, to the best knowledge of each of the Borrowers, the information provided in any Beneficial Ownership Certification on or prior to the Amendment Effective Date to any Lender in connection with this Amendment is true and correct in all material respects.
SECTION 4.     Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied:
(a) The Administrative Agent shall have executed this Amendment and shall have received counterparts hereof duly executed and delivered by each Borrower, Lenders constituting the Required Lenders, each Extending Lender (including each Replacement Lender), each Issuing Bank and the Administrative Agent.
(b) If there are any Replacement Lenders, all Assigned Commitments of Declining Lenders assigned to such Replacement Lenders shall have been consummated in accordance with the provisions of Section 2.18(b) of the Credit Agreement on or prior to the Amendment Effective Date.
(c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders (including any Replacement Lenders) and the Issuing Banks and dated the Amendment Effective Date) of each of (i)

Davis Polk & Wardwell LLP, New York counsel for the Borrowers, (ii) Jones Walker, L.L.P., U.S. counsel for the Borrowers, and (iii) Indonesian counsel for the Borrowers, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(d) The Administrative Agent shall have received such board resolutions, secretary’s certificates, officer’s certificates and other documents as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby, the accuracy of the representations and warranties set forth in Section 3 and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.
(e) The Administrative Agent shall have received payment from the Borrowers of fees for the account of each Lender with Assigned Commitments and of each Extending Lender in the amounts previously agreed to by FCX and the Administrative Agent and communicated to the Lenders.
(f) (i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent requested at least five days prior to the Amendment Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to such Borrower at least ten days prior to the Closing Date, a Beneficial Ownership Certification in relation to any such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (f) shall be deemed to be satisfied).
The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment shall not become effective unless each of the conditions set forth or referred to in this Section 4 has been satisfied at or prior to 5:00 p.m., New York City time, on May 30, 2019 (it being understood that any such failure of this Amendment to become effective will not affect any rights or obligations of any Person under the Credit Agreement).
SECTION 5.     Expenses. Each Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in each case to the extent provided in Section 9.03(a) of the Credit Agreement.
SECTION 6.     Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c) The Borrowers agree that they will not treat this Amendment as a significant modification within the meaning of Section 1.1001-3 of the United States Treasury Regulations.
SECTION 7.     Indonesian Translation. Within 60 days of the Amendment Effective Date, or such later date as determined in the sole discretion of the Administrative Agent, FCX shall deliver to the Administrative Agent an Indonesian version of this Amendment and the related translation of the Credit Agreement, each as stamped by an Indonesian sworn translator. This Amendment is executed in a text using the English language and the Indonesian language. Both texts are the same and effective as of the execution of this Amendment. Each of the parties hereto agrees that if there is any conflict between the English language text and the Indonesian language text of this Amendment, the English language text shall, to the extent permitted by applicable law, prevail. Each of the parties hereto confirms that it has read and understood the content and consequences of this Amendment and has no objection if the English language text prevails in the event of any such conflict.
SECTION 8.     Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.     Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

FREEPORT-MCMORAN INC.,
by	/s/ Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Executive Vice President
and Chief Financial Officer

PT FREEPORT INDONESIA,
by	/s/ Robert R. Boyce
Name: Robert R. Boyce
Title: Treasurer

FREEPORT MCMORAN OIL & GAS LLC,
by	/s/ Robert R. Boyce
Name: Robert R. Boyce
Title: Treasurer

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, as Lender and as Issuing Bank

by	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

ISSUING BANK SIGNATURE PAGE TO THE
FIRST AMENDMENT TO THE REVOLVING CREDIT AGREEMENT
OF FREEPORT-MCMORAN INC.

Name of Lender: Bank of America, N.A.
individually and as Issuing Bank,
By	/s/ Marc Ahlers
Name: Marc Ahlers
Title: Director

For any Lender requiring a second signature line:

Name of Lender: _______________
individually and as Issuing Bank,
By
Name:
Title:

LENDER SIGNATURE PAGE TO THE
FIRST AMENDMENT TO THE REVOLVING CREDIT AGREEMENT
OF FREEPORT-MCMORAN INC.

Name of Lender: _____________
individually and as Issuing Bank,
By	/s/ Consenting Lenders signatures on file with Administrative Agent
Name:
Title:

For any Lender requiring a second signature line:

Name of Lender: _____________
individually and as Issuing Bank,
By	/s/ Consenting Lenders signatures on file with Administrative Agent
Name:
Title:

Revolving Commitments

2023 Revolving Commitments
Lender	Commitment
Natixis, New York Branch	$120,000,000.00
Societe Generale	$120,000,000.00
TOTAL	$240,000,000.00
2024 Revolving Commitments
Lender	Commitment
JPMorgan Chase Bank, N.A.	$232,500,000.00
Bank of America, N.A.	$232,500,000.00
BNP Paribas	$232,500,000.00
Citibank, N.A.	$232,500,000.00
HSBC Bank USA, National Association	$232,500,000.00
Mizuho Bank, LTD.	$232,500,000.00
Sumitomo Mitsui Banking Corporation	$232,500,000.00
The Bank of Nova Scotia	$232,500,000.00
MUFG Bank, Ltd.	$232,500,000.00
Bank of Montreal, Chicago Branch	$232,500,000.00
ABN AMRO Capital USA LLC	$120,000,000.00
BBVA Compass	$120,000,000.00
Canadian Imperial Bank of Commerce	$120,000,000.00
Credit Agricole Corporate and Investment Bank	$120,000,000.00
Royal Bank of Canada	$120,000,000.00
U.S. Bank National Association	$120,000,000.00
Citizens Bank, N.A.	$80,000,000.00
Bank of China, New York Branch	$50,000,000.00
The Northern Trust Company	$50,000,000.00
Intesa Sanpaolo SpA – New York Branch	$35,000,000.00
TOTAL:	$3,260,000,000.00
AGGREGATE REVOLVING COMMITMENTS:	$3,500,000,000.00